Exhibit 99.1

PRESS RELEASE

Smartkem to Consider Strategic Alternatives

MANCHESTER, England, Thursday, August 28, 2025 -- Smartkem (Nasdaq: SMTK), which is seeking to change the world of electronics with a new class of transistor technology, today announced that its Board of Directors has authorized management to consider and pursue strategic alternatives involving the Company.

The review will include consideration of transactions intended to increase stockholder value. No timetable has been set for a strategic transaction and there is no assurance that any strategic transaction will result or result in an increase in stockholder value. The Company reserves the right to terminate its review at any time and may determine not to pursue a strategic transaction.

Smartkem intends to continue operating its business in the ordinary course during this process. While this review is underway, Smartkem remains focused on executing its operational plan to unlock the long-term potential and accelerate towards commercialization of its unique and patented technology.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistors developed using its proprietary advanced semiconductor materials. Our TRUFLEX® semiconductor polymers enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost, high-performance displays. Our semiconductor platform can be used in a range of display technologies including MicroLED, LCD and AMOLED, as well as in applications in advanced computer and AI chip packaging, sensors, and logic.

Smartkem designs and develops its materials at its research and development facility in Manchester, UK and provides prototyping services at the Centre for Process Innovation (CPI) in Sedgefield, UK. It operates a field application office in Hsinchu, Taiwan, close to collaboration partner, The Industrial Technology Research Institute (ITRI). Smartkem is developing a commercial-scale production process and Electronic Design Automation (EDA) tools to demonstrate the commercial viability of manufacturing a new generation of displays using its materials.

The company has an extensive IP portfolio including 140 granted patents across 17 patent families, 14 pending patents and 40 codified trade secrets.

For more information, visit our website or follow us on LinkedIn.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. Such forward-looking statements include statements regarding the pursuit of strategic alternatives and the type, timing and consideration to be received by Smartkem or its stockholders in any strategic transaction that may occur. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control, including the ability of Smartkem to locate and consummate a strategic transaction on acceptable terms, if at all, and the timing of any such transaction that may occur or whether any such transaction that is consummated will result in an increase in stockholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Selena Kirkwood
Head of Communications for Smartkem

T : +44 (0) 7971 460 364
s.kirkwood@smartkem.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com